EXHIBIT 23.1
                      [WILLIAM STOCKER,  P.C. Letterhead]

                                 March 18, 2002

MarketCentral.net  Corp.
6401 S Boston Street
Englewood, CO 80111

Dear Sirs or Madams:

     We write in our capacity as securities Special Counsel to MarketCentral.net Corp., a Texas corporation (the "Company"), in connection with the Registration Statement on Form SB-2 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the offer and sale of up to 19,898,673 shares of common stock, par value $.0001 per share, of the Company (the "Common Shares"), that may be issued pursuant to certain warrant agreements and/or rights to conversion described therein.

     We are expressing the opinion above as members of the Bar of the State of California and the United States District Courts for Central and Southern Districts of California. I am also a member of the Bar of the United States Supreme Court, the United States Court of Claims, and the United States Court of Appeals for the Ninth Circuit.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, minute books, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion. In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied solely upon certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information provided by the Company or its representatives or officers.

     Based upon the foregoing, we are of the opinion that the Common Shares to be issued by the Company upon the exercise of warrants and upon the exercise of conversion rights described in the Registration Statement, as applicable, when paid for (if such is required) and issued in accordance with the terms of the applicable documents, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal
Matters"  in  the  prospectus  that  is  a  part  of the Registration Statement.

                         Very  truly  yours,


                         /s/ William Stocker